UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 28, 2019
Boston Private Financial Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-35070	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Ten Post Office Square, Boston, Massachusetts 02109
(Address of principal executive offices)
(617) 912-1900
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 28, 2019, each of David J. Kaye, Executive Vice President of Boston Private Financial Holdings, Inc. (the "Company"), and Corey A. Griffin, Executive Vice President of the Company, announced his intention to depart from the Company, effective on March 22, 2019 and May 31, 2019, respectively.
Effective on March 15, 2019, Mr. Griffin will cease to serve as an Executive Vice President of the Company and any other officer positions he may hold with the Company, Boston Private Bank & Trust Company, a wholly-owned subsidiary of the Company (the "Bank"), and Boston Private Wealth LLC. During the period from March 15, 2019 until May 31, 2019, Mr. Griffin will serve as a Senior Advisor to the Company and the Bank, assisting with the transition of his job responsibilities and performing such other responsibilities as may be requested, and will continue to receive his salary and benefits.
Upon their departures, Messrs. Kaye and Griffin will receive the severance benefits set forth in the Executive Vice President Severance Pay Plan.

Item 8.01    Other Events.
Effective on March 15, 2019, Paul M. Simons will become the President of Private Banking, Wealth & Trust of the Bank. Mr. Simons will continue in his role as Executive Vice President of the Company and the Bank. Effective on March 22, 2019, James C. Brown will become an Executive Vice President of the Company. Mr. Brown will continue in his roles as Executive Vice President of the Bank and President of Commercial Banking of the Bank.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/S/ STEVEN M. GAVEN
	Name:	Steven M. Gaven
	Title:	Executive Vice President, Chief Financial Officer
Date: March 6, 2019